Exhibit 24.1
Power of Attorney
By resolution dated March 17, 2010
     RESOLVED, that the Designated Officers (being William H. Osborne, President and Chief Executive Officer, William G. Barker, Senior Vice President, Chief Financial Officer and interim Principal Accounting Officer, and Jennifer L. Sherman, Senior Vice President, Human Resources, General Counsel and Secretary) and each of them hereby is, made, constituted and appointed the true and lawful attorney-in-fact, with full power of substitution, with authority to sign and execute on behalf of the Company, and each officer and director of the Company thereof in their official capacities who is or may be required to execute the Form S-3 Registration Statement and any amendments or supplements thereto, the Form S-3 Registration Statement and any all amendments or supplements thereto which any one of them may deem necessary or advisable to be filed with the Securities and Exchange Commission

/s/ Charles R. Campbell	/s/ Dennis J. Martin

Charles R. Campbell	Dennis J. Martin

/s/ Robert M. Gerrity	/s/ John McCartney

Robert M. Gerrity	John McCartney

/s/ James E. Goodwin	/s/ William H. Osborne

James E. Goodwin	William H. Osborne

/s/ Robert S. Hamada	/s/ Brenda L. Reichelderfer

Robert S. Hamada	Brenda L. Reichelderfer

/s/ Paul W. Jones	/s/ Joseph R. Wright

Paul W. Jones	Joseph R. Wright